                               AGREEMENT OF LEASE


         FOR AND IN CONSIDERATION of the mutual covenants herein contained, the parties hereto do hereby agree as follows:

         1. INCORPORATED TERMS. The following terms are incorporated by reference into this Agreement:

              (a)  DATE OF LEASE:

                   December 16, 1997

              (b)  NAME AND ADDRESS OF LANDLORD:

                   1112 CR NB. L.L.C.,
                   a New Jersey limited liability company
                   c/o Sudler Management Company, L.L.C.
                   Morris Corporate Center I
                   300 Interpace Parkway
                   Parsippany, New Jersey 07054-1100

              (c)  NAME AND ADDRESS OF TENANT:

                   NET GROCER, INC.
                   a Delaware corporation
                   333 Seventh Avenue (11th Floor)
                   New York, New York 10001

              (d)  DESCRIPTION OF PROPERTY:

                   The entire premises known as 1112 Corporate Road, North Brunswick, New Jersey, on which is located a building containing approximately 124,731 square feet and shown on the Plot Plan Rider.

              (e)  TERM OF LEASE:

                   Commencing on December 16, 1997, and expiring on March 31, 2003.

              (f)  PERMITTED USE:

                   General warehousing and distribution and ancillary offices incidental thereto and any other lawful purpose.
                   SIC Code _______________

              (g)  SECURITY DEPOSIT:

                   $101,343.93

              (h)  BROKER:

                   Bussel Realty Corp. and Samson Realty Corp., commission to be paid by Landlord pursuant to separate agreement.

              (i)  RIDERS TO LEASE:

                   Plot Plan Rider
                   Rent Rider
                   Landlord's Work Rider
                   Extension Option Rider

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         2. DESCRIPTION OF PROPERTY. Landlord hereby leases to Tenant and
Tenant hereby hires from Landlord, the land (the "Land"), building (the "Building") and other improvements described in Section 1(d), together with all equipment, fixtures, furnishings and improvements located on the Land (collectively the "Property").

         3. TERM. The term of the Lease (the "Term") shall commence on the date set forth in Section 1(e) (the "Commencement Date") and terminate on the date set forth in Section 1(e) (the "Expiration Date"), except as hereinafter provided.

         4. BASE RENT. From and after February 1, 1998 (the "Base Rent Commencement Date"), Tenant shall pay to Landlord at the address set forth in
Section 1(b), or to such other person or at such other place as Landlord may from time to time designate, without previous demand therefor and without counterclaim, deduction or set-off, the rent ("Base Rent") set forth on the Rent Rider annexed hereto, such Base Rent to be payable in monthly installments as set forth on the Rent Rider in advance on the first day of each month during the term of the Lease. If the Rent Commencement Date shall be other than the first day of a calendar month, Tenant shall pay Landlord on the Rent Commencement Date the proportionate amount of Base Rent for the balance of such month.

         5. NET LEASE. It is the intention of Landlord and Tenant that this is a net lease and that, except as provided herein, the Base Rent shall be absolutely net to Landlord and that Tenant shall be solely responsible for and pay all costs for the use, operation, maintenance, care and repair of the Property. All obligations with respect to the Property payable by Tenant other than the Base Rent are additional rent under this Lease. The term "rent" means the Base Rent and additional rent.

         6. REAL PROPERTY TAXES. (a) Tenant shall pay all real property impositions during the Term, such payment to be made to Landlord in accordance with paragraph 2 of the Rent Rider. As used herein, the term "real property impositions" means (i) any tax, assessment or other governmental charge of any kind which at any time during the Term may be assessed, levied, imposed upon or become due and payable with respect to the Property; (ii) any tax on the Landlord's right to receive, or the receipt of rent or income from the Property, or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, refuse collection, streets, sidewalks or road maintenance or other services' provided to the Property by any governmental agency; and (iv) any tax replacing or supplementing in whole or in part any tax previously included within the definition of real property impositions under this Lease. During the first and last years of the Term, the real property impositions payable by Tenant shall be prorated for the fraction of the tax fiscal year included in the Term.

              (b) If an assessment for public improvements is levied against the Property, Landlord shall be deemed to have elected to pay such assessment in the maximum number of installments then permitted by law (whether or not Landlord actually so elects), and Tenant shall pay the installments payable during or attributable to the Term, together with any interest due as a result of the installment payments. Any installment for a period during which the Commencement Date or Expiration Date occurs shall be prorated for the fraction of the period included in the Term.

              (c) Real property impositions do not include Landlord's federal or state income, franchise, inheritance, personal property or transfer taxes, except if in substitution for real property impositions.

         7. INSURANCE. (a) Throughout the Term, Tenant shall pay to Landlord the cost of the following policies of insurance, such payment to be made in accordance with paragraph 2 of the Rent Rider: (i) insurance covering all risk of physical loss or damage to the Building in the full amount of its replacement value (including agreed amount endorsement), but in no event less than the amount reasonably required by any mortgagee of the Property ("Landlord's Mortgagee") (such policy shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils, including demolition and increased cost of construction, water damage, sprinkler leakage, and any other perils which Landlord or Landlord's Mortgagee deems necessary); (ii) rental income insurance in an amount equal to one year's Base Rent, estimated real property impositions and insurance premiums; (iii) insurance against loss or damage by boiler or machinery or internal explosion or breakdown of boilers, equipment or electrical appurtenances, in an amount required by Landlord or any Landlord's Mortgagee; (iv) insurance against breakage of all plate glass on the Property;
(v) flood hazard insurance in the amount of the full replacement cost of the Building, or if such amount of insurance is not obtainable, in the maximum amount which is obtainable; and (vi) such other insurance as Landlord or any Landlord's Mortgagee may reasonably require. All proceeds payable under any such policy shall be paid to Landlord or Landlord's Mortgagee, as their respective interests may appear. Tenant shall pay all costs of insurance, including any surcharges or additional premiums assessed in connection with Tenant's use of the premises.

              (b) Throughout the Term, Tenant shall procure and maintain, at its expense, a policy of comprehensive public liability insurance, including contractual liability coverage insuring Landlord, Sudler Management Company, L.L.C., Landlord's mortgagee and Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Property or in any manner related to the Property or any act or omission of Tenant. The initial amount of such insurance shall be at least $5,000,000 in combined single limit with respect to injury or death in any one accident, and at least $1,000,000 for damage to property. Such amount shall be subject to periodic increase as reasonably required by Landlord. However, the amount of such insurance shall not limit Tenant's liability hereunder. Tenant's insurance shall be written on an occurrence basis and shall be primary with respect to the Property.

              (c) Each insurance policy shall name as insureds Landlord, Sudler Management Company, L.L.C., Landlord's managing agent and any Landlord's Mortgagee, as their respective interests may appear. Each policy shall contain standard mortgagee endorsement clauses. All insurance policies shall be maintained with insurance companies authorized to transact insurance business in the state in which the Property is located and holding a "General Policyholder's Rating" of A or better, as set forth in the most current issue of "Best's Insurance Guide". The original liability insurance policy (or copy thereof certified by the insurer) and certificates evidencing other insurance Tenant is required to maintain hereunder shall be deposited with Landlord at least ten (10) days prior to the Commencement Date. Evidence of renewals of all policies shall be deposited with Landlord not less than twenty (20) days prior to the end of the term of each such policy. Original and renewal policies or certificates shall be accompanied by proof of payment of the premiums therefor. Such insurance shall not be subject to cancellation except after at least twenty (20) days prior written notice to Landlord and Landlord's Mortgagee, and any loss shall be payable notwithstanding any act or negligence of Tenant or Landlord.

              (d) Tenant shall obtain for each insurance policy procured by it regarding the Property or any property located thereon, an appropriate clause therein or endorsement thereto pursuant to which each such insurance company waives its subrogation rights against Landlord and Sudler Management Company, L.L.C.

         8. UTILITIES. Tenant shall pay, directly to the appropriate supplier designated from time to time by Landlord, the cost of all light, power, natural gas, fuel, telephone, refuse disposal and other utilities and services supplied to the Property. Tenant shall not change or substitute any supplier of light, power or natural gas without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Landlord shall not be liable to Tenant, and Tenant's obligations under the Lease shall not be abated, in the event of any interruption or inadequacy of any utility or service supplied to the Property unless such interruption or inadequacy is caused by the negligence or willful misconduct of Landlord, and then only to the extent Tenant is not compensated by any insurance required to be carried by Tenant hereunder or any other insurance actually carried by Tenant. Tenant shall pay water and sewer charges as provided in paragraph 2 of the Rent Rider. Landlord warrants that there is 1,200 Amps of Power into the building. In the event there is not Landlord will provide such.

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

         9. USE OF PROPERTY. The Property may only be used for the use set forth in Section 1(f). Tenant shall not use or permit the Property to be used for (i) any unlawful purpose; (ii) in violation of any certificate of occupancy covering the Property; (iii) any use which may constitute a public or private nuisance or make voidable any insurance in force relating to the Property; or
(iv) any purpose which creates or produces noxious odors, smoke, fumes, emissions, vibrations, or unreasonable noise. Tenant shall not cause or permit any overloading of the floors of the Building. Tenant shall not install any equipment or other items upon or through the roof, or cause openings to be made in the roof, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord shall designate the roofer to perform any permitted work affecting the roof.

              (d) No storage of any goods, equipment or materials shall be permitted outside the Building on the Property other than trash in sealed containers and construction materials during any permitted Alterations, as hereinafter defined.

         10. EXISTING CONDITIONS. Tenant accepts the Property in its "as is" condition as of the date hereof, subject only to Landlord's agreement to perform the work contained on Landlord's Work Rider. Tenant acknowledges that Landlord has not made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Notwithstanding the foregoing, Landlord represents and warrants that on the date hereof, the Premises complies with all laws, rules, regulations and requirements of all county, municipal, state, federal and other applicable governmental authorities.

         11. MAINTENANCE AND REPAIRS. (a) Tenant shall keep and maintain the Property (including roof, all structural and non-structural, exterior, interior, parking areas and driveways, landscaped and drainage scale areas, and systems and equipment) in good order, condition and repair during the Term. Except as provided in section 11(c) hereof, Tenant shall promptly replace any portion of the Property or any systems or equipment thereof which cannot be fully repaired (except that Tenant shall not be responsible for replacing the roof or structure unless the replacement is necessitated by Tenant's negligence or willful misconduct). All repairs and replacements shall be of substantially equal quality to the original material or part, and shall be performed in a good and workmanlike manner. All of Tenant's obligations to maintain and repair the Property shall be accomplished at Tenant's sole expense.

              (b) Tenant shall keep and maintain all portions of the Property including parking areas, sidewalks and landscaped areas, in an attractive and clean condition free of dirt and rubbish, and clear the parking areas and sidewalks of accumulations of snow and ice.

              (c) During the Term, Tenant shall procure and maintain the following service contracts: (i) contract for the inspection, service, maintenance and repair of all heating, ventilating and air conditioning equipment installed in the Building (the inspection pursuant to such contract shall be made at least quarterly); (ii) contract for inspection and maintenance of the roof of the Building (the inspections pursuant to such contract shall be made at least semi-annually); (iii) contract for the inspection, maintenance and repair of sprinkler and fire protection systems, and (iv) contract for maintenance of the landscaped areas of the Property; (v) inspection, service and preventative maintenance to control insects, rodents and any and all other pests. The identity of each contractor and each contract shall be subject to Landlord's reasonable approval. Copies of reports of inspections made hereunder shall be promptly supplied to Landlord.

         12. ALTERATIONS AND IMPROVEMENTS. (a) Tenant shall not make any alterations, additions or improvements to the Property (the "Alterations") without Landlord's prior written consent. The foregoing notwithstanding, Tenant shall have the right to make minor, non-structural, interior alterations in, to, or for the Building, including but not limited to the erection and/or removal of interior wall partitions, work stations, cabinets, interior storage systems, shelves, racking, painting and interior decorations and other work of a substantially similar nature. In no event shall Alterations

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permanently reduce the size or cubic content of the Building or reduce the value of the Property. Tenant shall submit to Landlord detailed plans and specifications for Alterations requiring Landlord's consent and reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review thereof. Tenant shall also provide to Landlord for its reasonable approval the identity of the contractor Tenant proposes to employ to construct the Alterations. All Alterations shall be accomplished in accordance with the following conditions:

                   (1) Tenant shall procure all governmental permits and authorizations for the Alterations, and obtain and provide to Landlord an official certificate of occupancy and/or compliance upon completion of the Alterations, if appropriate.

                   (2) Tenant shall arrange for extension of the general liability insurance provided for in Section 7(b) to apply to the construction of the Alterations. Further, Tenant shall procure and maintain Builders Risk Casualty Insurance in the amount of the full replacement cost of the Alterations and statutory Workers Compensation Insurance covering all persons employed in connection with the work. All such insurance shall conform to the requirements of Section 7(c).

                   (3) Tenant shall construct the Alterations in a good and workmanlike manner utilizing materials of first class quality and in compliance with all laws and governmental regulations.

              (b) Upon completion of the Alterations, Tenant shall provide Landlord with "as built" reproducible transparency plans of the Alterations, except in the case of minor alterations where plans are not available.

              (c) Alterations shall be the property of Tenant and shall be removed by Tenant on or prior to the termination of the Lease and Tenant shall restore the Property to its condition prior to such Alterations.

         13. COVENANT AGAINST LIENS. Tenant shall not have any right to subject to Landlord's interest in the Property to any mechanic's lien or any other lien whatsoever. If any mechanic's lien or other lien, charge or order for payment of money shall be filed as a result of the act or omission of Tenant, Tenant shall cause such lien, charge or order to be discharged or appropriately bonded within thirty (30) days after notice from Landlord thereof, and Tenant shall indemnify and save Landlord harmless from all liabilities and costs resulting therefrom.

         14. SIGNS. Tenant shall not place any signs on the Property without Landlord's prior written approval of its design, location and manner of installation such approval not to be unreasonably withheld or delayed. In no event shall any sign be installed on the roof or above the parapet height of the Building. Tenant shall remove its signs upon termination of this Lease and restore the Property to its condition prior to installation of the signs, normal wear and tear excepted.

         15. TENANT'S COMPLIANCE. Tenant shall take all necessary action to conform to and comply with all laws, orders and regulations of any governmental authority now or hereafter applicable to the Property or Tenant's use or occupancy or requested by Landlord's or Tenant's insurers to comply with their requirements to maintain the Building as a highly protected risk.

Tenant shall, at its sole cost and expense, obtain all permits, including a certificate of occupancy, necessary for Tenant's occupancy or use of the Property. Tenant shall not be responsible for correcting violations of law or regulation with respect to the roof or structure of the building unless related to Tenant's occupancy or use of the Property.

         16. ENVIRONMENTAL LAW COMPLIANCE. (a) Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with all of the applicable terms and provisions of the Industrial Site Recovery Act, N.J.S.A 13:1K-6 et seq., ("ISRA") the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., (the "Spill Act") and all other federal, state and local environmental laws now in effect or hereinafter enacted, as any of the same may be amended from time to time, and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant thereto or in connection therewith. Tenant shall, at Tenant's sole cost and expense, make all submissions to, provide all information to, and comply with all requirements of, the New Jersey Department of Environmental Protection ("NJDEP"). If any spill or discharge of Hazardous Substances or Wastes occurs during the Term, and the Bureau or other division of NJDEP determines that a cleanup plan be prepared and a cleanup be undertaken, then Tenant shall, at Tenant's sole cost and expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Such cleanup shall be to the strictest standard required by NJDEP for nonresidential use. Tenant's obligations under this Section shall arise if there is any closing, terminating or transferring of operations by any person or entity of an industrial establishment at the Property pursuant to ISRA, including an assignment or subletting by Tenant. At no expense to Landlord, Tenant shall promptly prepare and file non-applicability affidavits. In the event of a sale, transfer or conveyance of the Property by Landlord, Landlord shall make application to NJDEP for a letter of nonapplicability, if required, at Landlord's expense. If the inspection or investigation of Landlord's application reveals the existence of a spill or discharge of Hazardous Substances or Wastes, or otherwise uncovers non-compliance by Tenant, then Tenant shall take such action as is required at Tenant's expense and to the same extent as if Tenant's obligations had arisen at the closing or terminating of Tenant's operations. Tenant's obligations pursuant to this Section 16(a) shall apply to conditions relating to Tenant's operations and/or possession or use of the Property, and to conditions arising during Tenant's possession or use of the Property and whether caused directly or indirectly by Tenant.

              (b) Tenant shall not, without the prior written consent of Landlord having been obtained, at any time during the term of this Lease, install any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products.

              (c) Tenant shall indemnify, defend and hold harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of Hazardous Substances or Wastes at the Property which occur during the Term (including any period of early access pursuant to paragraph 3) unless caused by landlord, its agents, employees, invitees or contractors, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP or any other governmental agency with respect to the Property, as required by the terms of this Lease.

              (d) Tenant's obligations under this Section 16 shall survive the expiration or earlier termination of the term of this Lease.

              (e) Landlord represents and warrants to the best of Landlord's knowledge that on the date hereof (i) the Premises complies with all laws, rules, regulations and requirements of all county, municipal, state, federal and other applicable governmental authorities, and (ii) the Premises is in compliance with all federal, state and local laws, rules and regulations, guidelines, codes and ordinances which relate to Hazardous Substances and Waste.

              (f) Hazardous Substances and Waste means any substance, material, waste, gas, or particulate matter which is: (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of the laws of the State of New Jersey or the laws of the United States; (ii) petroleum; (iii) asbestos;
(iv) polychlorinated biphenyl; (v) radioactive material; (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sec. 12.51 et seq.; (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.; or (viii) defined as a "hazardous substance" pursuant to Section (14) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et seq.

         17. LANDLORD'S ACCESS. Landlord and its representatives may enter the Property at all reasonable times upon prior notice to Tenant in a manner not to unreasonably interfere with Tenant's intended use of the Property (or at any time in the event of emergency) for the purpose of inspecting the Property, or making any necessary repairs, or to show the Property to prospective purchasers, investors, encumbrances, tenants or other parties, or for any other reasonable purpose. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

         18. ASSIGNMENT AND SUBLETTING. (a) Tenant shall not assign or encumber Tenant's interest in this Lease, or sublet any portion of the Property, or grant concessions or licenses with respect to the Property, without Landlord's prior written consent which shall not be unreasonably withheld or delayed.

              (b) If Tenant desires to assign this Lease or sublet all or any portion of the Property, Tenant shall submit to Landlord a written request for Landlord's approval thereof, setting forth the name, principal business address, and nature of business of the proposed assignee or sublessee; the financial, banking and other credit information relating to the proposed assignee or sublease; and the details of the proposed assignment or subletting, including a copy of the proposed assignment or sublease instrument and plans for any Alterations required for the proposed assignee or sublessee. Tenant shall also furnish any other information reasonably requested by Landlord. Landlord's acceptance of rent from a proposed assignee or sublessee shall not be construed to constitute its consent to an attempted assignment or subletting.

              (c) In the event of a permitted assignment or subletting, Tenant shall remit to Landlord as additional rent each month during the remainder of the Term any mid all rent or other sums received by Tenant from its assignee or sublessee in excess of the Base Rent and other charges paid by Tenant allocable to the Property or portion thereof sublet (including, without limitation, brokerage fees, free rent, lease takeover costs, costs of alteration and workletter allowances, to the extent any of the foregoing are reasonable and customary).

              (d) Notwithstanding the provisions of this Paragraph 18, Tenant may, without Landlord's consent, assign this Lease or sublet to (i) the surviving entity in the event of a merger, consolidation or acquisition of Tenant, (ii) Tenant's parent corporation, Tenant's subsidiary corporation or any "affiliate" of Tenant, or (iii) any entity which purchases all or substantially all of the stock or assets of Tenant.

              (e) No assignment or subletting hereunder, whether or not with Landlord's consent, shall release Tenant from any obligations under this Lease, and Tenant shall continue to be primarily liable hereunder. If Tenant's assignee or sublessee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing its remedies against the assignee or sublessee. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. Landlord may consent to subsequent assignments or modifications of this Lease or sublettings without notice to Tenant and Tenant shall not be relieved of liability under this Lease provided that Landlord shall not enter into any modification of this Lease which would materially increase Tenant's obligations hereunder without first notifying Tenant of its intent to do so.

              (f) Tenant shall pay to Landlord upon demand all costs, including reasonable legal fees, which Landlord shall incur in reviewing any proposed assignment or subletting.

         19. CASUALTY. (a) If the Building is damaged by fire or other casualty, and the Building can be fully repaired within forty-five (45) days after such casualty occurred, then, except as provided in Section 19(b) below, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. If the Building cannot be fully repaired within said forty-five (45) day period, Landlord or Tenant may elect to terminate this Lease by giving written notice to the other within twenty
(20) days after becoming aware of the occurrence of the casualty. If this Lease is not so terminated, Landlord shall repair the damage as soon as reasonably possible, in which event this Lease shall remain in full force and effect. In the event this Lease shall remain in full force and effect following a casualty, there shall be no abatement of the Base Rent or additional rent payable hereunder, but the proceeds of the rental income insurance described in
Section 7 shall be applied against Tenant's rental obligations as received by Landlord. Tenant waives the protection of any law which grants a tenant the right to terminate a lease in the event of the destruction of a leased property, and agrees that the provisions of this paragraph shall govern in the event of any destruction of the Building. Landlord shall not be required to repair improvements or alterations to the Property made by Tenant.

              (b) Notwithstanding anything to the contrary contained herein, if more than thirty-five percent (35%) of the Building is damaged by fire or other casualty and (i) the insurance proceeds received by Landlord on account of such damage are insufficient to pay for the necessary repairs, or (ii) Landlord's mortgagee does not permit Landlord to utilize the insurance proceeds to repair such damage, Landlord may elect to terminate this Lease by giving Tenant written notice within twenty (20) days after Landlord becomes aware of the occurrence of the casualty.

         20. CONDEMNATION. If more than twenty-five percent (25%) of the Land and/or Building shall be taken under the power of eminent domain or sold under the threat thereof ("Condemnation") and Tenant's use of the Property is materially adversely affected in the reasonable opinion of Tenant exercised in good faith, Landlord or Tenant may terminate this Lease as of the date on which title to the Property or portion thereof shall vest in the condemning authority. Notice of such election to terminate shall be given to the other party within thirty (30) days after the party giving such notice becomes aware of the Condemnation. If this Lease shall remain in effect as to the portion of the Property not taken, Landlord shall restore the improvements not taken as nearly as reasonably practicable to their condition prior to the Condemnation, and the Base Rent shall be reduced proportionately in accordance with the reduction in the square foot area of the Building following the Condemnation. Landlord shall be entitled to receive the entire award in any Condemnation proceeding relating to the Property, except that Tenant may assert a separate claim to an award for its moving expenses and for fixtures and personal property installed by Tenant at its expense. It is understood that Tenant shall have no claim against Landlord for the value of the unexpired Term of this Lease or any options granted under this Lease. Landlord shall not be required to restore improvements or alterations to the Property made by Tenant.

         21. SURRENDER OF PROPERTY. Upon termination of the Lease, Tenant shall surrender the Property to Landlord broom clean, maintained and repaired as required hereunder, and in good order and condition, except only for ordinary wear and tear, and damage by casualty which Tenant was not obligated to remedy under Section 19. Tenant shall remove its machinery and equipment and repair any damage to the Property caused by such removal. Tenant shall not remove any power wiring or power panels, lighting or lighting fixtures, wall coverings, blinds or other window coverings, carpets or other floor coverings, heaters or air conditioners or fencing or gates unless installed by Tenant and required by Landlord to be removed. All personal property of Tenant remaining on the Property after Tenant's removal shall be deemed abandoned and at Landlord's election may either be retained by Landlord or may be removed from the Property at Tenant's expense.

         22. HOLDOVER. In the event Tenant remains in possession of the Premises after the expiration of the term of this Lease (the "Holdover Period"), in addition to any damages to which Landlord may be entitled or other remedies Landlord may have by Law, Tenant shall pay to Landlord during the first two months of any Holdover Period a monthly rental which is equal to 150% of the sum of the Base Rent, additional rent and other charges with respect to the Premises payable by Tenant during the last month of the Term. During any Holdover Period in excess of two months, Tenant shall pay to Landlord a monthly rental which is equal to the greater of (i) twice the sum of the Base Rent, additional rent and other charges with respect to the Premises payable by Tenant during the last month of the Term; or (ii) the maximum holdover charges allowable by law. Nothing herein contained shall be deemed to give Tenant any right to remain in possession of the Premises after the expiration of the Tenn of this Lease. The sum due to Landlord hereunder shall be payable by Tenant upon demand.

         23. EVENTS OF DEFAULT; REMEDIES. (a) Tenant shall be in default upon the occurrence of one or more of the following events (an "Event of Default"):
(i) Tenant fails to pay rent or any other sum of money required to be paid by Tenant hereunder within ten (10) days of written notice thereof by Landlord;
(ii) Tenant fails to perform any of Tenant's non-monetary obligations under this Lease within thirty (30) days after written notice thereof from Landlord (provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant promptly commences such performance and thereafter diligently pursues its completion); or (iii) Tenant makes an assignment for the benefit of creditors, or if a petition for adjudication of bankruptcy or for reorganization is filed by or against Tenant and is not dismissed within thirty (30) days, or if a receiver or trustee is appointed for a substantial part of Tenant's property and such appointment is not vacated within thirty (30) days.

              (b) On the occurrence of an Event of Default, without limiting any other right or remedy Landlord may have, without notice or demand, Landlord may:

                   (i) Terminate this Lease and Tenant's right to possession of the Property by any lawful means, in which event Tenant shall immediately surrender possession of the Property to Landlord. At its option, Landlord may occupy the Property or cause the Property to be redecorated, altered, divided, consolidated with other adjoining property, or otherwise prepared for reletting, and may relet the Property or any part thereof for a term or terms to expire prior to, at the same time or subsequent to the original Expiration Date, and receive the rent therefor, applying the sums received first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, preparing for reletting and the reletting itself, including brokerage and attorneys' fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant under this Lease. Tenant agrees to pay to Landlord damages equal to the rent and other sums payable by Tenant under this Lease, reduced by the net proceeds of the reletting, if any, as ascertained from time to time. In reletting the Property, Landlord may grant rent concessions, and Tenant shall not be entitled to any credit therefor. Tenant shall not be entitled to any surplus resulting from any reletting. Landlord shall use commercially reasonable efforts to re-rent the Property and to take such other actions to mitigate its damages in the event Tenant is in default under this Lease.

                   (ii) Permit Tenant to remain in possession of the Property, in which event this Lease shall continue in effect. Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to receive the rent as it becomes due under this Lease.

                   (iii) Pursue any other remedy now or hereafter available under the laws of the jurisdiction in which the Property is located.

              (c) The remedies available to Landlord herein specified are not intended to be exclusive and prevent Landlord from exercising any other remedy or means of redress to which Landlord may be lawfully entitled. In addition to other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or threatened violation by Tenant of any of the provisions of this Lease. Landlord's exercise of any right or remedy shall not prevent Landlord from exercising any other right or remedy.

              (d) To the extent permitted by law, Tenant, for itself and any person claiming through or under Tenant, waives any equity or right of redemption provided by any law.

              (e) Tenant agrees to pay as additional rent all reasonable attorneys' fees and other expenses incurred by Landlord in the enforcement of any of the agreements or obligations of Tenant under this Lease.

         24. SERVICE FEE; INTEREST. (a) Tenant's failure to pay rent promptly or make other payments required under this Lease may cause Landlord to incur unanticipated costs, which are impractical to ascertain. Therefore, if Landlord does not receive any payment of Base Rent, additional rent or other sums due from Tenant to Landlord within ten (10) days after it becomes due, Tenant shall pay Landlord as additional rent a service fee equal to five percent (5%) of the overdue amount. This service fee shall be in addition to, and not in lieu of, any other remedy which Landlord may have herein, or by law.

              (b) Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fourteen percent (14%) per annum ("Default Interest") from ten days after the due date of such amount. The payment of Default Interest on such amounts shall not extend the due date of any amount owed. If the interest rate specified in this Lease shall exceed the rate permitted by law, the Default Interest shall be deemed to be the maximum legal interest rate permitted by law.

         25. INDEMNIFICATION. (a) Tenant shall indemnify and hold harmless Landlord, Sudler Management Company, L.L.C. and Landlord's managing agent from and against all liability, claims or costs, including reasonable legal fees, arising from (i) Tenant's use of the Property; (ii) any breach of this Lease by Tenant; (iii) any other act or omission of Tenant; or (iv) any injury to person or damage to property occurring on or about the Property.

              (b) Landlord shall indemnify and hold harmless Tenant from and against all liability, claims or costs, including reasonable legal fees, arising from (i) any breach of this Lease by Landlord, and/or (ii) occurring on the Property resulting from any negligence or misconduct of Landlord or any of its employees or agents.

         26. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If Tenant fails to make any payment or perform any act on its part to be made or performed pursuant to this Lease, then Landlord, without waiving or releasing Tenant from such obligation, may make such payment or perform such act on Tenant's part, and the costs incurred by Landlord in connection with such payment or performance, together with Default Interest thereon, shall be paid on demand by Tenant to Landlord as additional rent.

         27. WAIVER OF LIABILITY. Landlord shall not be liable for any injury or damage to the business, equipment, merchandise or other property of Tenant or any of Tenant's employees or invitees or any other person on or about the Property, unless caused by Landlord's or its officers', employees' or agents' negligence or willful misconduct. Tenant and Landlord waive all rights to recover against Landlord, its officers, directors, shareholders, partners, members, joint ventures, employees or agents, for any loss or damage arising from any cause covered by, and to the extent of, any required to be carried by Tenant or Landlord pursuant to this Lease or any other insurance actually carried by them. Each policy of such insurance carried by Tenant and Landlord shall contain a provision that the foregoing release shall not affect the coverage provided by such insurance.

         28. FORCE MAJEURE. If either party is unable to perform any of its obligations due to events beyond such party's control, the time provided to that party for performing such obligations shall be extended by a period of time equal to the duration of such events, and the other party shall not be entitled to any claim by reason thereof, and the obligation of such other party to perform all its other obligations under this Lease shall not be affected, impaired or excused thereby. Events beyond a party's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, casualty, labor or material shortages, government regulation or restriction and weather conditions.

         29. NOTICE OF LANDLORD'S DEFAULT. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and any ground lessor or Landlord's Mortgagee whose name and address have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor or Landlord's Mortgagee) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. If more than thirty (30) days are required to cure such non-performance, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

         30. LANDLORD'S LIABILITY LIMITED. There shall be no personal liability of the Landlord or any member, partner, stockholder, officer, director or other principal of Landlord in connection with this Lease. Tenant agrees to look solely to the interest of Landlord in the Property (or the proceeds therefrom) for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Property. No other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

         31. ESTOPPEL STATEMENT; FINANCIAL STATEMENT. (a) Landlord and Tenant mutually agree, upon the other's request, to execute, acknowledge and deliver to the other a written statement certifying: (i) the Commencement Date; (ii) the Expiration Date; (iii) that this Lease is in full force and effect and unmodified (or if modified, stating the modifications); (iv) the last date of payment of the Base Rent and other charges and the time period covered by each payment; (v) that the other party is not in default under this Lease (or, if a party is claimed to be in default, stating the nature of the default); and (vi) such other matters as may be reasonably required by either party or any Landlord's Mortgage. Such statement shall be delivered to the requesting party within tell (10) days after request therefor. Any such statement may be given to and relied upon by any prospective purchaser or encumbrancer of the Property.

              (b) Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord such financial statements as are reasonably required by any Landlord's Mortgagee or prospective encumbrancer of the Property, but otherwise shall be kept confidential by Landlord. Tenant represents to Landlord that each such financial statement is a true and accurate statement as of the date of such statement.

         32. QUIET ENJOYMENT. (a) Landlord covenants that as long as Tenant pays the Base Rent and additional rent and performs its other obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Property for the term provided by this Lease, subject to the provisions of this Lease.

              (b) Landlord reserves to itself such access and utility easements over, under and across the Property as may be required by Landlord from time to time in connection with the ownership, use or operation of any other property of Landlord or any affiliated party of Landlord. No such easement shall materially interfere with Tenant's use of the Property.

         33. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. (a) This Lease is subject and subordinate to any ground lease or mortgage which may now or hereafter encumber the Property, and any renewals, modifications, consolidations, replacements or extensions thereof.

              (b) If Landlord's interest in the Property is acquired by Landlord's Mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as landlord under this Lease. Such transferee or successor shall not be liable for any act or omission of any prior landlord, or be subject to any offsets or defenses which Tenant might have against any prior landlord, or be bound by any Base Rent which Tenant might have paid for more than the current month to any prior landlord, or be liable for any security deposit under this Lease unless actually transferred to such transferee or successor.

              (c) The subordination of this Lease to any future ground lease or future mortgage shall be subject to Landlord's obtaining from the lessor under any such future ground lease, or the holder of any such future mortgage said lessor's or mortgage holder's standard form of non-disturbance, subordination and attornment agreement.

              (d) Tenant agrees that this Lease shall be modified in accordance with the reasonable request of any institutional Landlord's Mortgagee, so long as any modification provides a non-disturbance agreement which allows the Tenant to stay in possession so long as Tenant is not in default of the Lease.

              (d) The foregoing provisions shall be self-operative and no further instrument or act on the part of Tenant shall be necessary to effect the same. Tenant shall nevertheless sign and deliver any document necessary or appropriate to evidence the subordination, attornment or agreement above provided.

         34. BROKERAGE. Each party represents to the other that it did not deal with any real estate broker in connection with this Lease, other than the real estate broker whose identity is set forth in Section 1(h). The commission of such broker shall be paid by Landlord pursuant to separate agreement. Tenant shall indemnify and hold Landlord harmless from any claim for a commission or other fee made by any broker with whom Tenant has dealt, other than the brokers identified in Section 1(h).

         35. NOTICES. All notices in connection with this Lease or the Property shall be in writing and shall be personally delivered, or sent by certified mail, return receipt requested, postage prepaid, or sent by commercial overnight courier (e.g., Federal Express, Airborne). Notices to Landlord shall be delivered to the address specified in Section 1(b). Notices to Tenant shall be delivered to the address specified in Section 1(c). Notices personally delivered shall be effective upon delivery or attempted delivery in accordance with this provision; notices by commercial overnight courier shall be effective one business day after delivery to the courier service; and notices by certified mail shall be effective three calendar days after mailing. Either party may change its notice address upon written notice to the other party given in accordance with this provision.

         36. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Section 1(g) as security for the performance by Tenant of its obligations under this Lease (the "Security Deposit"). Landlord shall have the right to use the Security Deposit to cure any default of Tenant hereunder, including, but not limited to, payment of Fixed Rent, additional rent, service fees or other debts of Tenant due Landlord, or repair or restoration of the Property. Landlord shall hold the Security Deposit in a separate interest bearing account. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's demand therefor. Provided Tenant has fully complied with all of the terms of this lease, Landlord shall remit accrued interest on the Security Deposit to Tenant annually and shall return the Security Deposit to Tenant with any remaining accrued interest on the date thirty (30) days after the surrender of the Property by Tenant. Landlord shall deliver the Security Deposit to the purchaser or other transferee of Landlord's interest in the Property in the event the Property is sold or otherwise transferred, and Landlord shall be discharged from any further liability with respect to the Security Deposit.

         37. MEMORANDUM OF LEASE. Tenant shall not record this Lease. However, either Landlord or Tenant may require that a memorandum of this Lease executed by both parties be recorded. Such memorandum shall include such portions of this Lease as either party may reasonably require, but shall not specify the amount of Base Rent payable hereunder.

         38. MISCELLANEOUS. (a) The failure of either party to insist on strict performance of any provision of this Lease, or to exercise any right contained herein, shall not be construed as a waiver of such provision or right in any other instance. All amendments to this Lease shall be in writing and signed by both parties.

              (b) The captions in this Lease are intended to assist the parties in reading this Lease and are not a part of the provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other.

              (c) Landlord and Tenant hereby waive trial by jury in any legal proceeding brought by either of them against the other with respect to any matters arising out of or in any way connected with this Lease or the Property.

              (d) The laws of The State of New Jersey shall govern this Lease.

              (e) If Tenant is a corporation or partnership, each person signing this Lease on behalf of Tenant represents that he has full authority to do so and that this Lease binds the corporation or partnership, as the case may be.

              (f) Tenant shall not use, nor shall Tenant interfere with or obstruct, any railroad line or spur on the Property;

              (g) Landlord shall not be liable for consequential damages arising from any negligence, tortious act, breach of any term, covenant or obligation under this Lease, or any other act or omission affecting this Lease.

              (h) This Lease is binding upon any party who legally acquires any rights or interest in this Lease from Landlord or Tenant; provided, however, Landlord shall have no obligation to Tenant's successor unless the interest of Tenant's successor in this Lease is acquired in accordance with Section 18.

              (i) The submission of this Lease to Tenant shall not be deemed to be an offer and shall not bind either party until duly executed by Landlord and Tenant.

              (j) This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

              (k) A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not invalidate the remainder of this Lease or such provision, which shall continue to be in effect.

         The riders enumerated in Section 1(i) are attached hereto and made a part of this lease as fully as if set forth herein at length. The terms used in the rider have the same meanings as set forth in the Lease. The provisions of a rider shall prevail over any provisions of the lease which are inconsistent or conflict with the provisions of the rider.

         IN WITNESS WHEREOF, the parties hereby have duly executed this Lease as of the date set forth in Section 1(a).

                                            LANDLORD:

WITNESS:                                    1112 CR NB, L.L.C.


/s/ Eileen N. Sudler                        By: /s/ Peter D. Sudler
----------------------------                   -----------------------------
                                               Peter D. Sudler
                                               Its: Manager


                                            TENANT:

ATTEST:                                     NET GROCER, INC.

By:/s/ Daniel Nissan                        By: /s/ Richard D. Falcone
   --------------------------                  -----------------------------
   Daniel Nissan                            Its: Executive V.P.
                                                ----------------------------

                                   RENT RIDER


Date of Lease:     December 16, 1997

Landlord:          1112 CR NB, L.L.C.

Tenant:            NET GROCER, INC.

Property:          1112 Corporate Road, North Brunswick, New Jersey


         1. The Base Rent payable by Tenant to Landlord during the Term shall be at the annual amounts and for the periods and be payable in the monthly installments as follows:

                                                  Monthly          Annual
Period                      PSF                 Installment        Amount
------                      ---                 -----------        ------
February 1, 1998 -         $3.25                 $33,781.31     $405,375.72
 December 31, 1999

January 1, 2000 -          $3.50                 $36,379.88     $436,558.56
 March 31, 2003

         2. Escrow Payments. Tenant shall pay real property impositions, insurance, water and sewer charges to Landlord in monthly installments in advance on an estimated basis as determined from time to time by Landlord sufficient to pay such real property impositions, insurance, water and sewer charges before the same become due. Within thirty (30) days of the expiration of this lease, in the event Tenant has paid more than the amount due from Tenant hereunder upon expiration of the term, the excess amount shall be refunded to Tenant.

                                            Initials:

                                            /s/ PDS
                                            -----------------------------
                                            Landlord

                                            /s/ RDF
                                            -----------------------------
                                            Tenant

                             LANDLORD'S WORK RIDER


Date of Lease:     December 16, 1997

Landlord:          1112 CR NB, L.L.C.

Tenant:            NET GROCER, INC.

Property:          1112 Corporate Road, North Brunswick, New Jersey

Landlord shall perform the following work:

1.  Construct four (4) 140 square foot offices (totaling 560 sf)

2.  Construct two (2) 800 square foot rooms (totaling 1,600 sf)

3.  Construct one (1) conference room 12' x 18' (totaling 216 sf)

4. Construct additional lavatory facilities as required by applicable code to accommodate a total of 100 people.

Work not included: Any and all work not specifically included in this Landlord's Work Rider.

Miscellaneous:

1. Landlord reserves the right (subject to approval by Tenant, which approval shall not be unreasonably withheld) to make changes, additions and/or deletions in Landlord's Work which are deemed necessary or advisable based upon special job conditions, and availability of material and any changes to meet requirements of any governmental authority or agency having jurisdiction of the Property.

2. Tenant may request change, addition or alteration in Landlord's Work, subject to the reasonable approval of Landlord ("Tenant Extras"). Substitutions of materials requested by Tenant in place of materials set forth in the Plans and additions of quantities of materials requested by Tenant in excess of quantities of materials set forth on the Plans shall be deemed Tenant Extras. Landlord agrees that Tenant may require Landlord to construct up to an additional 1,500 square feet of office area within the Premises. The cost of constructing such additional office area shall be calculated at Forty Dollars ($40.00) per square foot and shall be added to the Base Rent due to Landlord, amortized over the period of February 1, 1998 - March 31, 2003.

3. Tenant shall be responsible for, and pay any and all expenses incurred by Landlord in connection with delay in the completion of Landlord's Work or Tenant Extras, and any increase in the cost of Landlord's Work or Tenant Extras, caused by (i) Tenant's requirement of Tenant Extras;
         (ii) the postponement of any Landlord's Work required to perform Tenant Extras; and (iii) any other delay requested or caused by Tenant.

4. Nothing contained in this Rider shall be deemed to amend or modify the Commencement Date as set forth in Paragraph 1(e) of the Lease.

5. Landlord shall perform Landlord's Work in a good and workmanlike manner utilizing materials of first class quality and in compliance with all laws and governmental regulations.

Initials: /s/ PDS                                /s/ RDF
          ----------------------------           ----------------------------
          Landlord                               Tenant

                                PLOT PLAN RIDER


Date of Lease:     December 16, 1997

Landlord:          1112 CR NB, L.L.C.

Tenant:            NET GROCER, INC.

Property:          1112 Corporate Road, North Brunswick, New Jersey


                                     CHART

                             EXTENSION OPTION RIDER


Date of Lease:     December 16, 1997

Landlord:          1112 CR NB, L.L.C.

Tenant:            NET GROCER, INC.

Property:          1112 Corporate Road, North Brunswick, New Jersey


         1. Grant of Option. Subject to the provisions of Section 3 of this Rider, Landlord hereby grants to Tenant one (1) option (the "Option") to extend the Term following the expiration of the original term hereof (the "Initial Term") for an additional term of five (5) years (hereinafter referred to as the "Extension Term").

         2. Exercise of Option. The Option shall be exercised only by written notice (the "Extension Notice") delivered to Landlord in accordance with Par. 35 of the Lease at least nine (9) months before the expiration of the Initial Term. Time shall be of the essence with respect to delivery of the Extension Notice and if Tenant fails to deliver the Extension Notice within the specified time period, the Option related thereto shall lapse, and Tenant shall have no further right to extend the Term.

         3. Conditions Precedent to Option. The Option shall be exercisable by Tenant and the Lease shall continue for the Extension Term provided that the time Landlord receives the Extension Notice and at the commencement of the Extension Term, Tenant shall not be in default of any monetary obligations under any of the provisions of the Lease beyond any applicable grace period.

         4. Extension Term Provisions. The Extension Term shall be on all of the same terms and conditions set forth in the Lease and applicable to the Initial Term, except that the Base Rent payable by Tenant to Landlord during the Extension Term shall be at the annual amount and for the periods and be payable in the monthly installments as follows:

                                                Monthly              Annual
Period                      PSF               Installment            Amount
------                      ---               -----------            ------
April 1, 2003 -
  March 31, 2008           $4.00              $41,577.00           $498,924.00


                                            Initials:

                                            /s/ PDS
                                            ------------------------------
                                            Landlord

                                            /s/ RDF
                                            ------------------------------
                                            Tenant

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE, made as of the 31 day of March, 1998, by and between 1112 CR NB, L.L.C., a New Jersey limited liability company having an address c/o Sudler Management Company, L.L.C., Morris Corporate Center I, 300 Interpace Parkway, Parsippany, New Jersey 07054-1100 ("Landlord") and NET GROCER, INC., a Delaware corporation having an office at 333 Seventh Avenue (11th Floor), New York, New York 10001 ("Tenant").

         WHEREAS, Landlord and Tenant entered into a certain lease dated December 16, 1997 (the "Lease") covering premises known as 1112 Corporate Road, North Brunswick, New Jersey (the "Premises"); and

         WHEREAS, the parties are desirous of amending the Lease;

         NOW THEREFORE, in consideration of the above premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Pursuant to Miscellaneous Paragraph 2 of Landlord's Work Rider to the Lease, Tenant has notified Landlord that Tenant requires Landlord to construct 1,500 square feet of office area on the terms and conditions set forth in Landlord's Work Rider. In consideration therefor, Tenant shall pay to Landlord, in addition to the Base Rent set forth on the Rent Rider to the Lease and any other additional rent provided for in the Lease, the sum of Sixty Thousand Dollars ($60,000.00), payable in 60 equal monthly installments of $1,000.00 per month commencing on February 1, 1998 and continuing through March 31, 2003.

         2. Landlord shall perform, at Tenant's cost and expense, the following work (the "Additional Work") in addition to the work specified on Landlord's Work Rider and in the preceding Paragraph 1 of this First Amendment to Lease:

            (a)  Additional 956 s.f. of new office space within the Premises;
            (b)  Close two existing openings
            (c)  Additional toilet fixtures for warehouse personnel
            (d)  Paint existing offices
            (e)  Upgrade existing hardware
            (f)  Carpet existing offices
            (g)  VCT and base in existing offices
            (h)  New vision panel in Office #106
            (i)  Additional paper towel dispensers (2)
            (j)  New closet in existing office
            (k)  New vision light in existing door
            (l)  New ceiling tiles in existing offices
            (m)  New electric distribution panel
            (n)  Sanitary napkin dispensers (2)

         2. Tenant shall pay for the Additional Work as follows:

            (a) Tenant shall pay one-half of the cost of the Additional Work (determined in accordance with paragraph 2(c) hereof) to Landlord in cash in advance of Commencement of the Additional Work.

            (b) Tenant shall pay the balance of the cost of the Additional Work (determined in accordance with paragraph 2(c) hereof) to Landlord as additional rent, amortized on a direct reduction basis in equal monthly installments beginning with the month following the commencement of the Additional Work and continuing over the remaining months of the initial term with interest at 10% per annum on the unpaid balance.

            (c) Landlord has made a good faith estimate of the cost of the Additional Work in the amount of $95,599.00. The actual cost of the Additional Work shall be determined the cost of the construction contracts awarded by Landlord for the Additional Work, plus architectural and engineering fees, costs of permits, overhead in an amount equal to ten (10%) percent of the costs of labor, materials, equipment and subcontracts, and ten (10%) percent thereof for profit.

            (d) As soon as practicable, Landlord shall give Tenant written notice of: (a) the actual costs for the Additional Work, (b) the amount to be paid by Tenant in advance; (c) the balance to be amortized; (d) the date the first amortized payment is due; (e) the number of months over which the balance is to be amortized; and (e) the amount of the monthly amortization payment.

         3. Any unamortized portion of the Sixty Thousand Dollars owed to Landlord pursuant to Paragraph 1 hereof, and any unamortized portion of the principal plus accumulated interest for Additional Work pursuant to Paragraph 2 hereof, shall be immediately due and payable upon Tenant's default under the Lease or upon the expiration or sooner termination of the Lease.

         4. Tenant shall pay to the full amount of any increase in real property taxes and impositions resulting from alterations and improvements to the Premises.

         5. In all other respects, the Lease shall remain in full force and effect without further modification.

         IN WITNESS WHEREOF, the parties hereto have executed this first Amendment to Lease on the day and year first above written.

                                            LANDLORD:

WITNESS:                                    1112 CR NB, L.L.C.


/s/                                         By: /s/ Peter D. Sudler
-----------------------------                  -----------------------------
                                               Peter D. Sudler
                                               Its: Manager


                                            TENANT:

ATTEST:                                     NET GROCER, INC.

By: /s/ Hope Putek                          By: /s/ Richard D. Falcone
   --------------------------                  -----------------------------
   Asst. Sec.                               Its: EVP
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                                      -20-